                                                               EXHIBIT 28.1
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

  [X]            ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended October 31, 1993

                                       OR
  [_]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      For the transition period from  to

                        COMMISSION FILE NUMBER 1-4146-1

                         NAVISTAR FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               36-2472404
    (STATE OR OTHER JURISDICTION OF
     INCORPORATION OR ORGANIZATION)

                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)

          2850 WEST GOLF ROAD                             60008
       ROLLING MEADOWS, ILLINOIS                       (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE 708-734-4275

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                          NAME OF EACH EXCHANGE ON
             TITLE OF EACH CLASS                              WHICH REGISTERED
             -------------------                          ------------------------
         7 1/2% Debentures, due 1994                      New York Stock Exchange
  11.95% Subordinated Debentures, due 1995                New York Stock Exchange

        SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: NONE

  INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS. YES X NO

  AS OF DECEMBER 31, 1993, THE NUMBER OF SHARES OUTSTANDING OF THE REGISTRANT'S COMMON STOCK WAS 1,600,000.

                      DOCUMENTS INCORPORATED BY REFERENCE

  1993 ANNUAL REPORT TO SHAREOWNER (PARTS II AND IV)

  THE REGISTRANT IS A WHOLLY-OWNED SUBSIDIARY OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP. AND MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION J(1) (A) AND (B) OF FORM 10-K AND IS THEREFORE FILING THIS FORM WITH THE REDUCED DISCLOSURE FORMAT.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES

                                   FORM 10-K

                          YEAR ENDED OCTOBER 31, 1993

  Navistar Financial Corporation's 1993 Annual Report to Shareowner contains much of the financial information required in this Form 10-K. Such information is incorporated in this Form 10-K by reference to applicable pages of the 1993 Annual Report to Shareowner, a complete copy of which is provided herein. Except for those pages specifically referred to herein as incorporated by reference, the 1993 Annual Report to Shareowner shall not be deemed to be filed with the Commission.

                                     INDEX

                                                                            PAGE
                                                                            ----
 PART I   Item  1. Business (A)..........................................   1
          Item  2. Properties (A)........................................   1
          Item  3. Legal Proceedings.....................................   1
                   Submission of Matters to a Vote of Security Holders
          Item  4.  (A)..................................................   1
 PART II  Item  5. Market for the Registrant's Common Equity and Related
                   Stockholder Matters...................................   2
          Item  6. Selected Financial Data (A)...........................   2
          Item  7. Management's Discussion and Analysis of Financial
                   Condition and
                   Results of Operations (A).............................   2
          Item  8. Financial Statements and Supplementary Data...........   2
          Item  9. Changes in and Disagreements with Accountants on
                   Accounting and Financial Disclosure...................   2
                   Directors and Executive Officers of the Registrant
 PART III Item 10.  (A)..................................................   2
          Item 11. Executive Compensation (A)............................   2
                   Security Ownership of Certain Beneficial Owners and
          Item 12.  Management (A).......................................   2
          Item 13. Certain Relationships and Related Transactions (A)....   2
                   Exhibits, Financial Statement Schedules and Reports on
 PART IV  Item 14.  Form 8-K.............................................   2
 INDEPENDENT AUDITORS' REPORT.............................................  4
 SIGNATURES--Principal Accounting Officer.................................  4
 --Directors..............................................................  5
 POWER OF ATTORNEY........................................................  5
 SCHEDULES................................................................  S-1
 EXHIBITS.................................................................  E-1

- --------
(A) Omitted or amended as the registrant is a wholly-owned subsidiary of Navistar International Transportation Corp. and meets the conditions set forth in General Instructions J(1) (a) and (b) of Form 10-K and is, therefore, filing this Form with reduced disclosure format.

                                     PART I

ITEM 1. BUSINESS

  The registrant, Navistar Financial Corporation ("NFC"), was incorporated in Delaware in 1949 and is a wholly-owned subsidiary of Navistar International Transportation Corp. ("Transportation"), which is wholly-owned by Navistar International Corporation ("Navistar"). As used herein, the "Corporation" refers to Navistar Financial Corporation and its wholly-owned subsidiaries unless the context otherwise requires.

  The Corporation provides wholesale, retail, and to a lesser extent, lease financing in the United States for sales of new and used trucks sold by Transportation and Transportation's dealers. The Corporation also finances wholesale accounts and selected retail accounts receivable of Transportation. To a minor extent, sales of new products (including trailers) of other manufacturers are also financed regardless of whether designed or customarily sold for use with Transportation truck products. Harco National Insurance Company, NFC's wholly-owned insurance subsidiary, provides commercial physical damage and liability insurance coverage to Transportation's dealers and retail customers, and to the general public through the independent insurance agency system.

ITEM 2. PROPERTIES

  The Corporation uses leased facilities to carry out most of the administrative and finance sales activities.

ITEM 3. LEGAL PROCEEDINGS

  In July 1992, Navistar announced its decision to change its retiree health care benefit plans, including those of the Corporation. Navistar concurrently filed a declaratory judgment class action lawsuit to confirm its right to change these benefits in the U.S. District Court for the Northern District of Illinois ("Illinois Court"). A countersuit was subsequently filed against Navistar by its unions in the U.S. District Court for the Southern District of Ohio. On October 16, 1992, Navistar withdrew its declaratory judgment action in the Illinois Court and began negotiations with the United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") to resolve issues affecting both retirees and employees. On December 17, 1992, Navistar announced that a tentative agreement had been reached with the UAW on restructuring retiree health care and life insurance benefits ("the Settlement Agreement"). During the third quarter of 1993, all court, regulatory agency and shareowner approvals required to implement the Settlement Agreement concerning retiree health care benefit plans were obtained. The Settlement Agreement became effective and the restructured retiree health care and life insurance plan was implemented on July 1, 1993.

  In May 1993, a jury issued a verdict in favor of Vernon Klein Truck & Equipment, Inc. and against Transportation and the Corporation in the amount of $10.8 million in compensatory damages and $15 million in punitive damages. The amount of any potential liability is uncertain and Transportation and the Corporation believe that there are meritorious arguments for overturning or diminishing the verdict on appeal.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  Intentionally omitted. See the index page of this Report for explanation.

                                    PART II

  The information required by Items 5, 7 and 8 is incorporated by reference from the 1993 Annual Report to Shareowner on the pages indicated:

                                                                     1993 ANNUAL
                                                                     REPORT PAGE
                                                                     -----------
ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
       STOCKHOLDER MATTERS.........................................       16
ITEM 6. SELECTED FINANCIAL DATA
  Intentionally omitted. See the index page of this Report for explanation.
ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
       AND RESULTS OF OPERATIONS ..................................       21
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
  Navistar Financial Corporation and Subsidiaries:
  Statement of Consolidated Income and Retained Earnings for the
   years ended October 31, 1993, 1992 and 1991.....................        5
  Statement of Consolidated Financial Condition as of October 31,
   1993 and 1992...................................................        6
  Statement of Consolidated Cash Flow for the years ended October
   31, 1993, 1992 and 1991.........................................        7
  Notes to Consolidated Financial Statements.......................        8
  Independent Auditors' Report.....................................       20

                               ----------------

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None

                                    PART III

ITEMS 10, 11, 12 AND 13

  Intentionally omitted. See the index page of this Report for explanation.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

 Financial Statements

  See Index to Financial Statements in Item 8.

 Financial Statement Schedules

                                                                       FORM 10-K
                                                                         PAGE
                                                                       ---------
     I--Marketable Securities--Other Investments......................    S-1
   IX--Short-Term Borrowings..........................................    S-2

  All schedules other than Schedules I and IX indicated above are omitted because of the absence of the conditions under which they are required or because information called for is shown in the financial statements and notes thereto in the 1993 Annual Report to Shareowner.

EXHIBITS, INCLUDING THOSE INCORPORATED BY REFERENCE

  EXHIBIT                                                             FORM 10-K
  NUMBER   DESCRIPTION                                                  PAGE
  -------  -----------                                                ---------
  (3)      Articles of Incorporation and By-Laws of the Registrant..     E-1
  (4)      Instruments Defining the Rights of Security Holders......     E-2
 (10)      Material Contracts.......................................     E-3
                Navistar Financial Corporation 1993 Annual Report to
 (13)      Shareowner...............................................     N/A
 (25)      Power of Attorney........................................       5

 Reports on Form 8-K

  No reports on Form 8-K were filed for the three months ended October 31, 1993.

                          INDEPENDENT AUDITORS' REPORT

Navistar Financial Corporation:

  We have audited the statement of consolidated financial condition of Navistar Financial Corporation and its subsidiaries as of October 31, 1993 and 1992 and the related statements of consolidated income and retained earnings and of consolidated cash flow for each of the three years in the period ended October 31, 1993, and have issued our report thereon dated December 1, 1993 (which includes an explanatory paragraph relating to the change in methods of accounting for postretirement benefits other than pensions and for income taxes as required by Statements of Financial Accounting Standards No. 106 and No.
109); such consolidated financial statements and report are included in your 1993 Annual Report to Shareowner and are incorporated herein by reference. Our audits also included the financial statement schedules of Navistar Financial Corporation and its subsidiaries, listed in Item 14. These financial statement schedules are the responsibility of Navistar Financial Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche

Chicago, Illinois
December 1, 1993

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          NAVISTAR FINANCIAL CORPORATION
                                                  (Registrant)

                                                                January 27, 1994
       /s/ Andrew C. Hill
By: _________________________________
           Andrew C. Hill
    Vice President and Controller
   (Principal Accounting Officer)

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                                                                      EXHIBIT 25

                               POWER OF ATTORNEY

  Each person whose signature appears below does hereby make, constitute and appoint John J. Bongiorno, Andrew C. Hill and William W. Jones and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to the Form 10-K Report making such changes in the report as such attorney-in-fact deems appropriate.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/ John J. Bongiorno                                          January 27, 1994
- ------------------------------------
         John J. Bongiorno           President and Chief
                                      Executive Officer; Director
                                      (Principal Executive
                                      Officer)
       /s/ R. Wayne Cain                                            January 27, 1994
- ------------------------------------
           R. Wayne Cain             Vice President and
                                      Treasurer; Director
                                      (Principal Financial
                                      Officer)
      /s/ James C. Cotting
- ------------------------------------
          James C. Cotting           Director                       January 27, 1994
       /s/ Andrew C. Hill                                           January 27, 1994
- ------------------------------------
           Andrew C. Hill            Vice President and
                                      Controller; Director
                                      (Principal Accounting
                                      Officer)
      /s/ Thomas M. Hough
- ------------------------------------
          Thomas M. Hough            Director                       January 27, 1994
       /s/ John R. Horne
- ------------------------------------
           John R. Horne             Director                       January 27, 1994
     /s/ Robert C. Lannert
- ------------------------------------
         Robert C. Lannert           Director                       January 27, 1994
     /s/ Robert I. Morrison
- ------------------------------------
         Robert I. Morrison          Director                       January 27, 1994
      /s/ Thomas D. Silver
- ------------------------------------
          Thomas D. Silver           Director                       January 27, 1994

                                                                      SCHEDULE I

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                    MARKETABLE SECURITIES--OTHER INVESTMENTS

                             AS OF OCTOBER 31, 1993
                             (MILLIONS OF DOLLARS)

              COLUMN A                COLUMN B   COLUMN C   COLUMN D   COLUMN E
              --------                --------- ---------- ---------- -----------
                                      NUMBER OF
                                      SHARES OR
                                       UNITS--               MARKET    AMOUNT AT
                                      PRINCIPAL             VALUE OF     WHICH
                                      AMOUNT OF            EACH ISSUE CARRIED IN
  NAME OF ISSUER AND TITLE OF EACH    BONDS AND  COST OF   AT BALANCE THE BALANCE
                ISSUE                   NOTES   EACH ISSUE SHEET DATE    SHEET
  --------------------------------    --------- ---------- ---------- -----------
MARKETABLE SECURITIES
  U.S. Government Obligations........   $74.8     $ 69.6     $ 74.5     $ 70.1
  Foreign Government Obligations.....                1.6        1.7        1.6
  Corporate Obligations..............               17.9       18.4       17.8
  Asset-backed Obligations...........               12.5       13.0       12.5
  Mortgage-backed Obligations........               23.6       24.4       23.6
                                                  ------     ------     ------
    Total............................             $125.2     $132.0     $125.6
                                                  ======     ======     ======

                                                                     SCHEDULE IX

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                             SHORT-TERM BORROWINGS

              FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991
                             (MILLIONS OF DOLLARS)

        COLUMN A         COLUMN B    COLUMN C     COLUMN D     COLUMN E      COLUMN F
        --------         --------- ------------- ----------- ------------- -------------
                                     WEIGHTED      MAXIMUM      AVERAGE      WEIGHTED
                                      AVERAGE      AMOUNT       AMOUNT        AVERAGE
                          BALANCE  INTEREST RATE OUTSTANDING  OUTSTANDING  INTEREST RATE
 CATEGORY OF AGGREGATE    AT END      AT END       DURING       DURING        DURING
 SHORT-TERM BORROWINGS   OF PERIOD   OF PERIOD   THE PERIOD  THE PERIOD(1) THE PERIOD(2)
 ---------------------   --------- ------------- ----------- ------------- -------------
1993
Borrowings from banks...  $ 75.0       6.50%       $ 75.0       $   .6         6.50%
Commercial paper
 borrowings.............     --          --        $  --           --            --
                          ------                                ------
    Total...............  $ 75.0       6.50%       $ 75.0       $   .6         6.50%
                          ======                                ======
1992
Borrowings from banks...  $  --          --        $ 40.0       $ 11.9         5.60%
Commercial paper
 borrowings.............     --          --        $163.3         44.3         5.47%
                          ------                                ------
    Total...............  $  --          --        $203.3       $ 56.2         5.50%
                          ======                                ======
1991
Borrowings from banks...  $ 40.0       5.81%       $170.0       $ 60.6         7.19%
Commercial paper
 borrowings.............   143.8       6.03%       $393.2        315.7         7.12%
                          ------                                ------
    Total...............  $183.8       5.98%       $563.2       $376.3         7.13%
                          ======                                ======

- --------
Notes:
(1)The amount outstanding is calculated based on average daily borrowings outstanding.
(2)Calculated by dividing the actual interest for the year by the average daily balance outstanding.

                                                                       EXHIBIT 3

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                     ARTICLES OF INCORPORATION AND BY-LAWS

  The following documents of Navistar Financial Corporation are incorporated herein by reference:

    3.1 Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987). Filed on Form 8-K dated December 17, 1987. Commission File No. 1-4146-1.

    3.2 The By-Laws of Navistar Financial Corporation (as amended February 29, 1988). Filed on Form 10-K dated January 19, 1989. Commission File No. 1-4146-1.

                                                                       EXHIBIT 4

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

  The following instruments of Navistar Financial Corporation defining the rights of security holders, including indentures, are incorporated herein by reference:

    4.1 Indenture, dated as of January 15, 1973, between the Corporation and Manufacturers Hanover Trust Company, as Trustee, succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 7 1/2% Debentures due 1994 for $75,000,000. Filed on Registration No. 2-46636.

    4.2 Indenture, dated November 1, 1985 between the Corporation and Continental Bank N. A., as Trustee, succeeded by State Street Bank and Trust Company, as successor Trustee, for 11.95% Subordinated Debentures due 1995 for $100,000,000. Filed on Registration No. 33-1259; 33-1259-01.

    4.3 Indenture, dated September 22, 1989 between the Corporation and The First National Bank of Chicago, as Trustee, succeeded by Bank One, Columbus, NA, as successor Trustee, for $400,000,000 of debt securities on terms determined at time of sale. Filed on Registration No. 33-31003.

    4.4 Indenture, dated as of November 15, 1993 between the Corporation and Continental Bank, National Association, as Trustee, for 8 7/8% Senior Subordinated Notes due 1998 for $100,000,000. Filed on Registration No. 33-50541.

                                                                      EXHIBIT 10

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                               MATERIAL CONTRACTS

  The following material contracts of Navistar Financial Corporation and Navistar International Transportation Corp. are incorporated herein by reference:

        10.1 Pooling and Servicing Agreement dated as of December 1, 1990 between the Corporation, as Servicer, Navistar Financial
                 Securities Corporation, as Seller, and Manufacturers Hanover
                 Trust Company, as Trustee. Filed on Registration No.
                 33-36767.
        10.2     Purchase Agreement dated as of December 1, 1990 between the
                 Corporation and Navistar Financial Securities Corporation, as
                 Purchaser, with respect to the Dealer Note Trust 1990. Filed on Registration No. 33-36767.
        10.3 Pooling and Servicing Agreement dated as of December 1, 1991 between the Corporation, as Servicer, Navistar Financial
                 Retail Receivables Corporation, as Seller, and The Bank of
                 New York, as Trustee, with respect to Navistar Financial
                 1991-1 Grantor Trust. Commission File No. 1-4146-1.
        10.4     Navistar Financial Grantor Trusts Standard Terms and
                 Conditions of Agreement Effective December 1, 1991 between the Corporation, as Servicer, and Navistar Financial Retail
                 Receivables Corporation, as Seller, with respect to Navistar
                 Financial Grantor Trusts formed on or subsequent to December
                 1, 1991. Commission File No. 1-4146-1.
        10.5     Purchase Agreement dated as of December 16, 1991 between the
                 Corporation and Navistar Financial Retail Receivables
                 Corporation, as Purchaser, with respect to Navistar Financial
                 1991-1 Grantor Trust. Commission File No. 1-4146-1.
        10.6     Amended and Restated Credit Agreement dated as of April 26,
                 1993 among the Corporation, certain banks, and Chemical Bank, Continental Bank N.A. and Morgan Guaranty Trust Company of
                 New York, as Co-Agents. Filed on Form 8-K dated April 30,
                 1993. Commission File No. 1-4146-1.
        10.7 Security, Pledge and Trust Agreement between the Corporation and Bankers Trust Company, Trustee, dated as of April 26,
                 1993. Filed on Form 8-K dated April 30, 1993. Commission File
                 No. 1-4146-1.
        10.8     Amended and Restated Purchase Agreement among Truck Retail
                 Instalment Paper Corp., as Seller, the Corporation, certain purchasers, Chemical Bank and Continental Bank N.A. as Co-
                 Agents, and J.P. Morgan Delaware as Administrative Agent, dated as of April 26, 1993. Filed on Form 8-K dated April 30,
                 1993. Commission File No.
                 1-4146-1.
        10.9 Master Intercompany Agreement dated as of April 26, 1993 between the Corporation and Transportation. Filed on Form 8-K dated April 30, 1993. Commission File No.
                 1-4146-1.
        10.10 Intercompany Purchase Agreement dated as of April 26, 1993 between the Corporation and Truck Retail Instalment Paper
                 Corp. Filed on Form 8-K dated April 30, 1993. Commission File
                 No. 1-4146-1.
        10.11 Pooling and Servicing Agreement dated as of November 10, 1993 between the Corporation, as Servicer, and Navistar Financial
                 Retail Receivables Corporation, as Seller, and Navistar
                 Financial 1993-A Owner Trust. Filed on Registration No.
                 33-50291.

                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                               MATERIAL CONTRACTS

    10.12 Purchase Agreement dated as of November 10, 1993 between the Corporation and Navistar Financial Retail Receivables
           Corporation, as Purchaser, with respect to Navistar Financial 1993-A Owner Trust. Filed on Registration No. 33-50291.

    10.13 Administration Agreement dated as of November 10, 1993 between the Corporation, The Bank of New York, as Indenture Trustee, and Navistar Financial 1993-A Owner Trust. Filed on Registration No. 33-50291.

NAVISTAR FINANCIAL LOGO

   NAVISTAR FINANCIAL LOGO
                                                                            1993
                                                                          ANNUAL
                                                                          REPORT

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                               Table of Contents

- --------------------------------------------------------------------------------
                   Business of Navistar Financial Corporation

- --------------------------------------------------------------------------------
Financial Highlights.......................................................... 1
President's Letter............................................................ 2
Statement of Consolidated Income and Retained Earnings........................ 5
Statement of Consolidated Financial Condition................................. 6
Statement of Consolidated Cash Flow........................................... 7
Notes to Consolidated Financial Statements.................................... 8
Statement of Financial Reporting Responsibility...............................19
Independent Auditors' Report..................................................20
Management's Discussion and Analysis..........................................21
Five Year Summary of Financial and Operating Data.............................25
Directors and Officers........................................................29
Information for Investors.....................................................30
Office Locations..............................................................31
   Navistar Financial Corporation ("NFC") and subsidiaries (the "Corporation") provide wholesale, retail, and to a lesser extent, lease financing in the
United States for sales of new and used trucks sold by its parent Company, Navistar International Transportation Corp. ("Transportation"), and Transporta-tion's dealers. The Corporation also finances wholesale accounts and selected retail accounts receivable of Transportation. To a minor extent, sales of new products (including trailers) of other manufacturers are also financed regard-less of whether designed or customarily sold for use with Transportation truck products. Harco National Insurance Company, NFC's wholly-owned insurance sub-sidiary, provides commercial physical damage and liability insurance coverage to Transportation's dealers and retail customers, and to the general public through the independent insurance agency system.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                              Financial Highlights

- --------------------------------------------------------------------------------

                           Dollar amounts in millions

                                                                1993      1992
- -------------------------------------------------------------------------------
FOR THE YEARS ENDED OCTOBER 31
NET INCOME
 Income before taxes on income and cumulative effect of
  changes in accounting policy:
  Finance operations....................................... $   47.9  $   36.6
  Insurance operations.....................................      1.1       9.8
                                                            --------  --------
   Total...................................................     49.0      46.4
 Taxes on income...........................................     17.7      16.9
 Cumulative effect of changes in accounting policy, net of
  income taxes.............................................      8.8        --
                                                            --------  --------
   Total................................................... $   22.5  $   29.5
                                                            ========  ========
DIVIDENDS PAID............................................. $   22.6  $   16.0
GROSS FINANCE RECEIVABLES AND LEASES ACQUIRED
 Retail notes and leases................................... $  898.4  $  777.7
 Wholesale notes...........................................  1,977.6   1,547.7
                                                            --------  --------
   Total................................................... $2,876.0  $2,325.4
                                                            ========  ========
GROSS INSURANCE PREMIUMS WRITTEN........................... $   65.8  $   69.2
CREDIT LOSS EXPERIENCE (includes sold notes)
 Net losses charged off on receivables..................... $     .7  $    3.2
 Percent net losses to liquidations........................      .03%      .13%
AS OF OCTOBER 31
FINANCE RECEIVABLES
 Retail notes and lease financing.......................... $  810.8  $  951.7
 Wholesale notes...........................................    259.0     128.0
 Accounts..................................................    245.1     204.3
 Other notes...............................................     20.6      19.2
                                                            --------  --------
   Total................................................... $1,335.5  $1,303.2
                                                            ========  ========
CAPITALIZATION
 Short-term bank borrowings................................ $   75.0  $     --
 Medium-term notes and debentures..........................    297.2     396.1
 Bank revolving credit.....................................    727.0     727.0
 Subordinated debt.........................................    100.0      94.9
 Shareowner's equity.......................................    219.4     219.5
                                                            --------  --------
   Total................................................... $1,418.6  $1,437.5
                                                            ========  ========
 Debt to equity ratio......................................    5.5:1     5.5:1
 Senior debt to capital funds ratio........................    3.4:1     3.6:1
NUMBER OF EMPLOYEES........................................      339       364

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                               President's Letter

- --------------------------------------------------------------------------------
   An improving economy in 1993
supported by historically low in-
terest rates helped to strengthen
the customers that Navistar Finan-
cial Corporation ("NFC")
serves and to improve the quality measures of its receivables portfolio.
Industry demand for truck products improved significantly over recent years increasing Navistar International Transportation Corporation's
("Transportation's") retail unit deliveries by 15% over 1992 and growing NFC's serviced receivables portfolio to its highest level since 1985.

   Net income for the year and return on average equity fell below recent lev-els as NFC recorded one time charges recognizing liabilities for various postretirement benefits, principally health care, and for a trust to partially fund these benefits in the future. Without these charges NFC's return on equity would have exceeded 15%, the highest in NFC's 44 year history.

   During the year, major initiatives were undertaken to renew existing sources of funding as well as to access new sources to meet the growing financing needs of Transportation's dealers and customers. Some of the more significant funding accomplishments and some of the more important operating accomplishments are briefly described below.

. NFC extended the contractual commitment from its banks to November 15, 1995 for both its $727 million revolving credit facility and its $600 million retail notes receivable purchase facility.

. In September, the Corporation positioned itself to complete its first sale of retail notes receivable in the public market by registering $1 billion of retail note asset-backed securities with the Securities and Exchange Commission. On November 10, the Corporation used part of this Registration to sell $335 million of retail notes. The asset-backed notes received the highest credit rating from Moody's Investors Service ("Moody's") and Standard and Poor's Corporation ("Standard and Poor's").

. In December 1993, NFC redeemed its $100 million of 11.95% subordinated debt due December 1995 using the proceeds from a new 8 7/8% subordinated issue due November 1998. Standard and Poor's raised its rating for the Corporation's subordinated debt to B+ from CCC, and Moody's and Duff and Phelps confirmed their ratings of B2 and BB, respectively.

. In October, Standard and Poor's raised its rating for the Corporation's senior debt from B- to BB and Moody's confirmed its previous rating of Ba3. In November, Duff and Phelps confirmed a BB+ rating.

. NFC acquired the highest dollar volume of retail financing and leases since
  1984 and increased its unit share of financing and leasing of new Transportation truck products to 15.3% from 13.7% in 1992. This share was also the highest achieved since 1984.

. 52 of Transportation's dealerships participated with NFC in developing joint marketing plans. The plans, which are customized to meet each dealer's needs, are designed to increase dealer profitability through increased retail financing business. Of the participating dealership locations, 65% increased the percentage of units financed with NFC, increasing the number of new trucks financed at these locations by 39% during the plan period. This activity was initiated in 1992. The number of participants increased significantly in 1993. We expect the number of participating dealers to ultimately reach 100 to 150.

. Guided by its retail information strategic plan, NFC continued the re-engineering of its retail customer information systems and processes. Implementation of the new systems and processes, which integrate with the re-engineered credit approval processes completed last year, will occur in the first quarter of 1994.

. For the seventh consecutive year, the A.M. Best Company affirmed their A+ rating for Harco National Insurance Company ("Harco"), the Corporation's wholly-owned insurance subsidiary.

1993 RESULTS

   The Corporation's net income for 1993 excluding special charges increased $4 million or 13% over 1992 as a result of a higher volume of retail receivables sold, a reduction in administrative expense caused by the increase in sold re-tail note balances and lower credit losses. Harco's results suffered from a se-vere deterioration in the loss experience of its
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                               President's Letter

- --------------------------------------------------------------------------------
truck liability program. Special charges for 1993 included a $9 million net of tax charge for the adoption of new accounting standards for retiree benefits and income taxes and a $2 million net of tax charge representing NFC's share of a trust and of Navistar common stock established to help pay for retiree health care benefits in the future.

RECEIVABLES

   Serviced (owned and sold) truck receivable balances totaled $2.3 billion at October 31, 1993, up 15% from the $2 billion level of 1992 and 1991.

   Gross acqui-
sitions of re-
tail notes and
leases increased
15% to $898 mil-
lion, the high-
est level in al-
most ten years.
While some of
this increase is
attributable to                       TRUCK RECEIVABLES
NFC's success in                          SERVICED
expanding its                         CHART APPEARS HERE
share of new In-
ternational
truck financing,
a strong U.S.
industry coupled
with Transporta-
tion's continued
leadership in
the class 5 to 8
truck markets
was the
most significant contributing factor. NFC financed or leased 15.3% of the 1993 retail unit sales of new trucks manufactured by Transportation, up from 13.7% in 1992 and the highest penetration in almost ten years. Significant progress was made in providing medium truck financing as Transportation dealers sup-ported NFC's effort to provide a finance quote to each retail customer as an alternative to their traditional sources.

   Serviced wholesale note balances increased to $559 million at October 31, 1993 from $402 million a year ago as Transportation and its dealers adjusted their respective production and wholegoods inventory to meet a strong industry demand. NFC's wholesale note acquisitions grew to $2 billion in 1993 up from $1.5 billion in 1992 and 1991, with turnover increasing to 3.8 times in 1993 compared to 3.5 times in 1992 and 1991. NFC continued in its role as a major provider of wholegoods financing to Transportation's dealers by financing 90% of new International trucks sold to dealers during 1993 and 89% in both 1992 and 1991.

   With a strengthened economy and improved credit and collection processes, credit losses in 1993, including losses on sold notes, dropped to $.7 million which is the lowest level ever and represent only .03% of average outstanding balances. Total losses in 1992 were a more normal $3.2 million or .16% of aver-age outstanding balances. Year-end delinquencies of retail notes were also down from 1992 with balances having installments past due over 60 days at .08% of serviced retail note balances compared to .19% at October 31, 1992. These sta-tistics underscore the financial stability of the International dealers and the retail customers that NFC serves.

FUNDING ACTIONS

   In 1993, the Corporation positioned itself to utilize a strong, reliable and inexpensive source of funding by securing access to the public asset-backed se-curities market. In September, a $1 billion shelf registration of securities backed by retail notes was completed allowing NFC to sell quickly into the pub-lic market, which it did in November 1993. In 1992, the Corporation demon-strated its ability to access the private retail asset-backed securities market with a $209 million sale which received the highest credit rating from Moody's and Standard and Poor's. The Corporation also has in place a $300 million re-volving wholesale note sales trust which provides for the continuous sale of all eligible wholesale notes on a daily basis. The wholesale note-backed secu-rities mature annually in $100 million tranches beginning in 1997. Access to this variety of asset-backed markets helps to assure that NFC will be able to provide receivable financing support for Transportation's dealers and custom-ers.

   In April, the Corporation extended its $727 million committed revolving credit line with 21 banks to November 1995 in return for granting a security interest to debtholders in substantially all of the Corporation's assets. The revolving credit facility was primarily used in 1993 to finance receivables that earn interest that varies with the prime rate. NFC's $600 million retail receivables purchase facility with 14 of the 21 revolver banks was also ex-
tended to November 1995. With the extensions of the bank facilities and NFC's demonstrated ability to sell asset-backed securities in both public and private markets, we are confident that funding is available to adequately support the marketing efforts of Transportation and its dealers.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                               President's Letter

- --------------------------------------------------------------------------------
   Over the years, NFC has followed a dividend policy designed to maintain a reasonable debt to equity ratio that is acceptable to its lenders. During 1993, regular dividends of $13 million and special dividends of $10 million were paid to Transportation, resulting in a year-end debt to equity ratio of 5.5:1, iden-tical to year-end 1992.

INSURANCE OPERATIONS

   Written and earned premiums of Harco Na-
tional Insur-
ance Company
both de-
creased 4% in
1993 from
1992. The de-
creases re-
flect manage-
ment's deci-
sions to
limit writ-                             INSURANCE
ings in sev-                             PREMIUMS
eral states                            WRITTEN AND
in response                              EARNED
to recent                          CHART APPEARS HERE
loss experi-
ence and in-
creased com-
petition.
Several
large, well
capitalized
insurance
companies
have recently
entered the
truck physi-
cal damage
and liability
marketplace
creating ex-
cess capacity for these product lines and thereby limiting Harco's opportunity to adjust pricing to experience.

   Incurred losses for 1993 as a percent of earned premiums increased 9 per-centage points over 1992 as a result of increased claim activity in Harco's truck physical damage and liability insurance lines. Loss experience in 1993 was particularly bad in several states and action has been taken to be more se-lective in writing truck liability in these jurisdictions.

   Investment income decreased from lower gains on sales of marketable securi-ties, lower investment yields and a lower average investment balance. The in-vestment portfolio at October 31, 1993 was $126 million, down 3% from 1992. Harco's investment portfolio had an estimated market value of $132 million.

   Pretax income for Harco was $1.1 million for 1993 compared to $9.8 million for the prior two years. Although competition and low interest rates will con-tinue to pressure Harco's earnings in 1994, pretax income should increase as actions taken in 1993 to improve operating results begin to take effect.

   Gradual growth of the U.S. economy is likely in 1994, which will continue to improve market conditions for the truck industry. Retail acquisitions should again be strong, as NFC further develops its dealer sales and fleet finance programs. Retail portfolio yield will decrease in 1994 as the portfolio contin-ues to reprice to current interest rates. The lower retail yield will impact retail margin and gains on sales of retail notes compared to 1993.

   As we move into 1994, we will pursue strategies to increase our share of new International truck retail financing, to maintain sound credit and underwriting standards and to improve the quality and efficiency of the customer service that we provide.

   NFC values its relationships with its employees, its customers and its lend-ers. The successes we realized in 1993 could not have been accomplished without their dedication, support and loyalty. We look forward to 1994 and the chal-lenges of better serving our customers.

/s/ John J. Bongiorno
- ---------------------
John J. Bongiorno
President and Chief Executive Officer
(PHOTO OF JOHN J. BONGIORNO APPEARS HERE)
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

             Statement of Consolidated Income and Retained Earnings

- --------------------------------------------------------------------------------

                              Millions of dollars

                                                                          Note
For the years ended October 31                      1993    1992    1991  Reference
- -----------------------------------------------------------------------------------
REVENUES
 Retail notes and lease financing...............  $101.9  $100.7  $109.6
 Wholesale notes................................    32.0    28.3    36.6
 Accounts.......................................    17.5    14.8    19.2
 Insurance premiums earned......................    57.4    59.9    51.7
 Marketable securities..........................    11.4    16.0    10.3
                                                  ------  ------  ------
   Total........................................   220.2   219.7   227.4
                                                  ------  ------  ------
EXPENSES
 Cost of borrowing:
  Interest expense..............................    74.6    82.2    90.3    Note 8
  Other.........................................     4.7     4.5     5.9
                                                  ------  ------  ------
   Total........................................    79.3    86.7    96.2
 Supplemental Trust expense.....................     3.7      --      --    Note 9
 Credit, collection and administrative..........    15.5    18.2    19.2
 Provision for losses on receivables............     1.5     3.6     5.8    Note 6
 Insurance claims and underwriting..............    65.2    61.7    50.6
 Other expense, net.............................     6.0     3.1     2.4
                                                  ------  ------  ------
   Total........................................   171.2   173.3   174.2
                                                  ------  ------  ------
INCOME BEFORE TAXES ON INCOME AND CUMULATIVE EF-
 FECT OF CHANGES IN ACCOUNTING POLICY...........    49.0    46.4    53.2
TAXES ON INCOME.................................    17.7    16.9    20.2    Note 7
                                                  ------  ------  ------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN
 ACCOUNTING POLICY..............................    31.3    29.5    33.0
CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING POLI-
 CY.............................................     8.8      --      --    Note 9
                                                  ------  ------  ------
NET INCOME......................................    22.5    29.5    33.0
RETAINED EARNINGS
 Beginning of year..............................    48.5    35.0    76.0
 Dividends paid.................................   (22.6)  (16.0)  (74.0)
                                                  ------  ------  ------
 End of year....................................  $ 48.4  $ 48.5  $ 35.0    Note 11
                                                  ======  ======  ======

                See Notes to Consolidated Financial Statements.

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                 Statement of Consolidated Financial Condition

- --------------------------------------------------------------------------------

                              Millions of dollars

                                                                      Note
As of October 31                                      1993      1992  Reference
- -------------------------------------------------------------------------------
ASSETS
CASH AND CASH EQUIVALENTS........................ $   33.9  $   79.2
MARKETABLE SECURITIES............................    125.6     130.5    Note 4
RECEIVABLES
 Finance receivables.............................  1,335.5   1,303.2    Note 5
 Allowance for losses............................    (12.0)    (12.4)   Note 6
                                                  --------  --------
  Receivables, net...............................  1,323.5   1,290.8
AMOUNTS DUE FROM SALES OF RECEIVABLES............     75.5      40.7    Note 5
EQUIPMENT ON OPERATING LEASES, NET...............     25.1      16.0
REPOSSESSIONS....................................      1.8       5.5
OTHER ASSETS.....................................     39.8      46.0
                                                  --------  --------
TOTAL ASSETS .................................... $1,625.2  $1,608.7
                                                  ========  ========
LIABILITIES AND SHAREOWNER'S EQUITY
SHORT-TERM BANK BORROWINGS....................... $   75.0  $     --    Note 8
ACCOUNTS PAYABLE.................................     77.3      46.7
ACCRUED INCOME TAXES.............................      3.1       3.2
ACCRUED INTEREST.................................     14.4      20.5
SENIOR AND SUBORDINATED DEBT.....................  1,124.2   1,218.0    Note 8
DEALERS' RESERVES................................     17.3      17.0
UNPAID INSURANCE CLAIMS AND UNEARNED PREMIUMS....     94.5      83.8
SHAREOWNER'S EQUITY                                                     Note 11
 Capital stock (Par value $1.00, 1,600,000 shares
  issued and outstanding) and paid-in capital....    171.0     171.0
 Retained earnings...............................     48.4      48.5
                                                  --------  --------
  Total..........................................    219.4     219.5
                                                  --------  --------
TOTAL LIABILITIES AND SHAREOWNER'S EQUITY........ $1,625.2  $1,608.7
                                                  ========  ========

                See Notes to Consolidated Financial Statements.

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                      Statement of Consolidated Cash Flow

- --------------------------------------------------------------------------------

                              Millions of dollars

                                                                         Note
For the years ended October 31                     1993    1992    1991  Reference
- ----------------------------------------------------------------------------------
CASH FLOW FROM OPERATIONS
 Net income..................................... $ 22.5  $ 29.5  $ 33.0
 Adjustments to reconcile net income to cash
  provided from operations:
  Gains on sales of receivables.................  (14.6)   (6.0)   (5.4)    Note 5
  Depreciation and amortization.................    9.7     8.1     5.3
  Provision for losses on receivables...........    1.5     3.6     5.8     Note 6
  Cumulative effect of changes in accounting
   policy.......................................    8.8      --      --
  Supplemental Trust expense....................    3.7      --      --
  Increase (decrease) in accounts payable and
   accrued liabilities..........................   (1.8)  (22.6)     .8
  Increase in deferred income taxes.............    3.7     2.8     1.0
  Increase (decrease) in accounts payable to af-
   filiated companies...........................   14.3     5.9   (12.3)
  Increase in unpaid insurance claims and un-
   earned premiums..............................   10.7     3.6     9.5
  Other.........................................   (3.2)  (12.4)  (15.6)
                                                 ------  ------  ------
   Total........................................   55.3    12.5    22.1
                                                 ------  ------  ------
CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of retail notes and lease receiv-
   ables........................................ (770.2) (658.6) (619.2)
  Principal collections on retail notes and
   lease receivables............................  337.4   409.3   309.6
  Proceeds from sold retail notes...............  558.2   249.2   236.3
  Acquisitions under (over) cash collections of
   wholesale notes and
   accounts receivable.......................... (171.9)  (85.2)  355.7
  Purchase of marketable securities.............  (58.1)  (85.7)  (63.0)
  Proceeds from sales of marketable securities..   64.8    76.9    47.0
  Increase in property and equipment leased to
   others.......................................  (14.2)   (3.9)  (12.8)
                                                 ------  ------  ------
   Total........................................  (54.0)  (98.0)  253.6
                                                 ------  ------  ------
CASH FLOW FROM FINANCING ACTIVITIES
  Net increase in bank revolving credit facili-
   ty...........................................    --    507.0   220.0
  Principal payments on term debt...............  (99.0) (158.5)  (90.0)
  Net decrease in commercial paper..............    --   (143.8) (414.3)
  Net increase (decrease) in short-term bank
   borrowings...................................   75.0   (40.0)  (30.0)
  Dividends paid to Transportation..............  (22.6)  (16.0)  (74.0)
  Proceeds from issuance of term debt...........    --      --    117.5
                                                 ------  ------  ------
   Total........................................  (46.6)  148.7  (270.8)
                                                 ------  ------  ------
INCREASE (DECREASE) IN CASH AND CASH EQUIVA-
 LENTS..........................................  (45.3)   63.2     4.9
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..   79.2    16.0    11.1
                                                 ------  ------  ------
CASH AND CASH EQUIVALENTS AT END OF YEAR........ $ 33.9  $ 79.2  $ 16.0
                                                 ======  ======  ======
Supplementary disclosure of cash flow informa-
 tion:
  Interest paid................................. $ 79.3  $ 79.9  $ 85.7
  Income taxes paid.............................   13.5    18.9    20.0

                See Notes to Consolidated Financial Statements.

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                   For the Three Years Ended October 31, 1993
                              Millions of dollars
1. SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

   The consolidated financial statements include the accounts of Navistar Fi-nancial Corporation ("NFC") and its wholly-owned subsidiaries ("Corporation"). All significant intercompany accounts and transactions have been eliminated. All of the Corporation's capital stock is owned by Navistar International Transportation Corp. ("Transportation"), which is wholly-owned by Navistar In-ternational Corporation ("Navistar").

Revenue on Receivables

   Finance charges on retail notes and finance leases are recognized as income over the term of the receivables on the accrual basis utilizing the actuarial method. Interest from interest-bearing notes and accounts is taken into income on the accrual basis.

Allowance for Losses on Receivables

   The Corporation's allowance for losses on receivables is maintained at an amount management considers appropriate in relation to the outstanding receiv-ables portfolio. Receivables are charged off to the allowance for losses as soon as they are determined to be uncollectible based on a note-by-note review, after all prelitigation collection efforts have been exhausted.
   Repossessions are carried at the lower of the unpaid net receivable balance or estimated realizable value of the equipment.

Receivable Sales

   The Corporation sells and securitizes receivables to public and private in-vestors with limited recourse. The Corporation continues to service the receiv-ables, for which a servicing fee is received. Gains or losses on sales of re-ceivables are credited or charged to financing revenue in the period in which the sale occurs.

Insurance Operations

   Insurance premiums are earned on a pro rata basis over the terms of the pol-icies. Commission costs and premium taxes incurred in acquiring business are deferred and amortized on the same basis as such premiums are earned. The lia-bility for unpaid insurance claims includes provisions for reported claims and an estimate of unreported claims based on past experience. Such provisions in-clude an estimate of loss adjustment expense.

Income Taxes

   The tax effect of each item of revenue or expense reported in the Statement of Consolidated Income and Retained Earnings is recognized in the current pe-riod regardless of when the related tax is paid. Navistar and its subsidiaries file a consolidated Federal income tax return which includes Transportation and the Corporation. Federal income taxes for the Corporation are computed on a separate consolidated return basis and are payable to Transportation.

Cash and Cash Equivalents

   Cash and cash equivalents include money market funds and marketable securi-ties with original maturities of three months or less, except for such securi-ties held by the insurance operations which are included in marketable securi-ties.

Reclassification

   Certain 1992 and 1991 amounts have been reclassified to conform with the presentation used in the 1993 financial statements.

Changes in Accounting Policy

   In the third quarter of fiscal 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") and Statement of Financial Accounting Standards No. 106, "Employers' Ac-counting for Postretirement Benefits Other Than Pensions" ("SFAS 106") retroac-tive to November 1, 1992. Disclosures relating to SFAS 109 and SFAS 106 are provided in notes 7 and 9, respectively. The cumulative effect of adopting these changes in accounting policy retroactive to November 1, 1992 resulted in an after tax charge to income of $8.8 in the first quarter of fiscal 1993. The effect of adopting these changes was not material to the financial results of the second quarter of fiscal 1993. Periods prior to November 1, 1992 are not required to be restated for the changes in accounting policy. See note 14 for the restated quarterly financial information.

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
New Accounting Pronouncements

   In December 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" ("SFAS 113"), which is applicable to the Corporation's wholly-owned insurance subsidiary, Harco National Insurance Company. This statement eliminates the practice of re-porting liabilities relating to reinsured contracts net of the effects of rein-surance. It requires reinsurance receivables (including amounts related to un-paid insurance claims) and prepaid reinsurance premiums to be reported as as-sets. This statement will be adopted in fiscal year 1994. The Corporation has not yet determined the impact of SFAS 113 on the financial statements.
   In May 1993, the FASB issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). This statement establishes financial accounting and reporting standards for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Upon adoption of SFAS 115, the Cor-poration's Statement of Consolidated Financial Condition classification of cash equivalents and marketable securities will not change and the requirements of SFAS 115 will be met through revised footnote disclosure. The effective date for this new standard is for fiscal years beginning after December 15, 1993, or fiscal 1995 for the Corporation. The Corporation has not yet determined the im-pact on the financial statements nor when it will adopt SFAS 115.

2. TRANSACTIONS WITH AFFILIATED COMPANIES

   The Corporation's primary business is the retail, wholesale, and to a lesser extent, lease financing of products sold by Transportation and its dealers within the United States.

Wholesale Notes, Wholesale Accounts and Retail Accounts Revenue

  In accordance with the agreements between the Corporation and Transportation relating to financing of wholesale notes, wholesale accounts and retail ac-counts, the Corporation receives interest income from Transportation at agreed upon interest rates applied to the average outstanding balances less interest amounts paid by dealers on wholesale notes and wholesale accounts.
   The Corporation purchases wholesale notes and accounts of dealers from Transportation at the principal amount of the receivables. An acquisition fee applicable to purchases of wholesale notes secured by new equipment is charged to Transportation. The retail accounts are accounts of Transportation custom-ers. Revenue collected from Transportation for wholesale notes, wholesale and retail accounts and leases was $41.2 in 1993, $38.6 in 1992 and $41.4 in 1991.

Support Agreements

   Under provisions of certain public and private financing arrangements, agreements with Transportation and Navistar provide that the Corporation's con-solidated income before interest expense and income taxes will be maintained at not less than 125% of its consolidated interest expense. Since 1984, no mainte-nance payments have been required under these agreements.

Administrative Expenses

   The Corporation pays a fee to Transportation for data processing and other services. The amount of the fee was $2.3 in 1993, $2.6 in 1992 and $2.4 in 1991.

Accounts Payable/Receivable

   Accounts payable at October 31, 1993 include $19.5 payable to Transporta-tion. Other assets at October 31, 1992 include $.8 due from Transportation.

3. INDUSTRY SEGMENTS

   The Corporation is engaged in two industry segments in the United States: finance and insurance. The Corporation provides wholesale, retail and lease fi-nancing for the sales of new and used trucks and related equipment by Transpor-tation and its dealers. To a lesser extent, the Corporation also finances other commercial vehicles, primarily trailers, sold by independent dealers. Harco Na-tional Insurance Company, NFC's wholly-owned insurance subsidiary, provides commercial physical damage and liability insurance coverage to Transportation's dealers and retail customers, and to the general public through the independent insurance agency system.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
   Information by industry segment is summarized as follows:

                                                         1993     1992     1991
- -------------------------------------------------------------------------------
Revenues:
 Finance operations................................. $  152.5 $  146.9 $  166.3
 Insurance operations...............................     67.7     72.8     61.1
                                                     -------- -------- --------
  Total revenue..................................... $  220.2 $  219.7 $  227.4
                                                     ======== ======== ========
Income before taxes on income and cumulative effect
 of changes in accounting policy:
 Finance operations................................. $   47.9 $   36.6 $   43.5
 Insurance operations...............................      1.1      9.8      9.7
                                                     -------- -------- --------
  Total income before taxes on income and cumulative
   effect of changes in accounting policy........... $   49.0 $   46.4 $   53.2
                                                     ======== ======== ========
Assets at end of year:
 Finance operations................................. $1,473.5 $1,459.2 $1,310.3
 Insurance operations...............................    151.7    149.5    137.8
                                                     -------- -------- --------
  Total assets at end of year....................... $1,625.2 $1,608.7 $1,448.1
                                                     ======== ======== ========

4. MARKETABLE SECURITIES

   Marketable securities at October 31, 1993 and 1992 consist of investments in debt securities and are carried at amortized cost. The following table sets forth, by type of security issuer, the amortized cost and estimated market val-ues at October 31, 1993 and 1992:

                                                        GROSS   GROSS
                                                      UNREAL- UNREAL- ESTIMATED
                                            AMORTIZED    IZED    IZED    MARKET
OCTOBER 31, 1993                                 COST   GAINS  LOSSES     VALUE
- -------------------------------------------------------------------------------
U.S. government and federal agency securi-
 ties......................................    $ 70.1    $4.4     $--    $ 74.5
Foreign governments........................       1.6      .1      --       1.7
Corporate securities.......................      17.8      .6      --      18.4
Mortgage- and asset-backed securities......      36.1     1.3      --      37.4
                                               ------    ----     ---    ------
  Total....................................    $125.6    $6.4     $--    $132.0
                                               ======    ====     ===    ======

                                                        Gross   Gross
                                                      Unreal- Unreal- Estimated
                                            Amortized    ized    ized    Market
October 31, 1992                                 Cost   Gains  Losses     Value
- -------------------------------------------------------------------------------
U.S. government and federal agency securi-
 ties......................................    $ 61.1    $2.5     $.1    $ 63.5
Foreign governments........................       1.6      .1      --       1.7
Corporate securities.......................      29.1      .7      --      29.8
Mortgage- and asset-backed securities......      38.7      .9      .1      39.5
                                               ------    ----     ---    ------
  Total....................................    $130.5    $4.2     $.2    $134.5
                                               ======    ====     ===    ======

   The gross unrealized gains at October 31, 1993 are not expected to be real-ized as a significant portion of the marketable securities are intended to
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
be held to maturity. The amortized cost and estimated market values at October 31, 1993, by contractual maturity, are shown below:

                                                                      Estimated
                                                            Amortized    Market
                                                                 Cost     Value
- -------------------------------------------------------------------------------
Due in one year or less....................................    $  4.7    $  4.7
Due after one year through five years......................      61.6      64.9
Due after five years through ten years.....................      23.0      24.8
Due after ten years........................................        .2        .2
                                                               ------    ------
                                                                 89.5      94.6
Mortgage- and asset-backed securities......................      36.1      37.4
                                                               ------    ------
  Total....................................................    $125.6    $132.0
                                                               ======    ======

   Proceeds from sales or maturities of debt securities were $64.8 during 1993 and $76.9 during 1992. Gross gains of $1.3 and $3.1 and gross losses of $.2 and $.1 were realized on those sales or maturities in 1993 and 1992, respectively.
   All marketable securities at October 31, 1993 and 1992 were held by Harco National Insurance Company, of which $26.5 and $19.7, respectively, were on de-posit with various state departments of insurance or otherwise restricted as to use.

5. FINANCE RECEIVABLES

   Finance receivable balances, net of unearned finance income, at October 31 are summarized as follows:

                                                                  1993     1992
- -------------------------------------------------------------------------------
Retail notes and lease financing:
 Truck....................................................... $  810.8 $  951.7
 Other.......................................................     20.6     19.2
                                                              -------- --------
  Total......................................................    831.4    970.9
                                                              -------- --------
Wholesale notes..............................................    259.0    128.0
                                                              -------- --------
Accounts:
 Retail......................................................    200.9    163.1
 Wholesale...................................................     44.2     41.2
                                                              -------- --------
  Total......................................................    245.1    204.3
                                                              -------- --------
   Total finance receivables................................. $1,335.5 $1,303.2
                                                              ======== ========

   Contractual maturities of finance receivables including unearned finance in-come at October 31, 1993 are summarized as follows:

                                                      Retail Wholesale Accounts
- -------------------------------------------------------------------------------
Due in:
 1994................................................ $337.1    $144.6   $245.1
 1995................................................  248.6     114.2       --
 1996................................................  173.2        .2       --
Due after 1996.......................................  165.6        --       --
                                                      ------    ------   ------
 Gross finance receivables...........................  924.5     259.0    245.1
Unearned finance income..............................   93.1        --       --
                                                      ------    ------   ------
  Total finance receivables.......................... $831.4    $259.0   $245.1
                                                      ======    ======   ======

   The actual cash collections from finance receivables will vary from the con-tractual cash flows because of sales, prepayments, extensions and renewals. The contractual maturities, therefore, should not be regarded as a forecast of fu-ture collections.
   The Corporation sells finance receivables to public and private investors with limited recourse provisions. Uncollected sold receivable net balances at October 31 are as follows:

                                                                     1993   1992
- --------------------------------------------------------------------------------
Retail notes...................................................... $539.4 $259.1
Wholesale notes...................................................  300.0  274.3
                                                                   ------ ------
  Total........................................................... $839.4 $533.4
                                                                   ====== ======

   Gains on sales of finance receivables are summarized below:

                                                                  1993 1992 1991
- --------------------------------------------------------------------------------
Retail notes.................................................... $14.2 $5.5 $4.5
Wholesale notes.................................................    .4   .5   .9
                                                                 ----- ---- ----
  Total......................................................... $14.6 $6.0 $5.4
                                                                 ===== ==== ====

   The "Amounts Due From Sales of Receivables" primarily represents holdback reserves established pursuant to the limited recourse provisions of certain re-tail note sales. The Corporation's maximum exposure under all receivable sale recourse provisions at October 31, 1993 is $129.7 which includes holdback re-serves of $69.4, subordinated retained interest in
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
securitized receivable sales of $54.4 and certain cash deposits established pursuant to securitized receivables recourse provisions of $5.9. The Corpora-tion has included an allowance for estimated losses on sold receivables of $2.8 and $1.6 in 1993 and 1992, respectively. The allowance is determined on a basis consistent with owned receivables and is included in "Amounts Due From Sales of Receivables" in the Statement of Consolidated Financial Condition.
   The securitized sales structures also require the Corporation to maintain funds for payment of principal and/or interest to the investors in the event that collections on the securitized notes are less than required. The Corpora-tion's other assets at October 31, 1993 and 1992 include $9.6 of deposits held by the sales trusts and are restricted for use by the securitized sales agree-ments.

6. ALLOWANCE FOR LOSSES

   The allowance for losses on receivables is summarized as follows:

                                                             1993   1992   1991
- --------------------------------------------------------------------------------
Total allowance for losses at beginning of year............ $14.0  $13.6  $13.6
Provision for losses.......................................   1.5    3.6    5.8
Net losses charged to
 allowance.................................................   (.7)  (3.2)  (5.8)
                                                            -----  -----  -----
  Total allowance for losses at end of year................ $14.8  $14.0  $13.6
                                                            =====  =====  =====
Allowance pertaining to:
 Owned notes............................................... $12.0  $12.4  $11.7
 Sold notes................................................   2.8    1.6    1.9
                                                            -----  -----  -----
  Total.................................................... $14.8  $14.0  $13.6
                                                            =====  =====  =====

7. TAXES ON INCOME

   During fiscal 1993, the Corporation adopted SFAS 109 "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are generally de-termined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 generally allows recog-nition of deferred tax assets if future realization is more likely than not.
   Taxes on income are summarized as follows:

                                                               1993  1992  1991
- -------------------------------------------------------------------------------
Current:
 Federal..................................................... $12.0 $12.7 $17.4
 State and local.............................................   2.0   1.4   1.8
                                                              ----- ----- -----
  Total current..............................................  14.0  14.1  19.2
Deferred (primarily Federal).................................   3.7   2.8   1.0
                                                              ----- ----- -----
  Total...................................................... $17.7 $16.9 $20.2
                                                              ===== ===== =====

   The effective tax rate of 36% in 1993 and 1992 and 38% in 1991 differs from the statutory United States Federal tax rate of 35% in 1993 and 34% in 1992 and 1991 primarily because of state and local income taxes. Deferred tax assets and liabilities at October 31, 1993 and 1992 are comprised of the following:

                                                                      1993 1992
- -------------------------------------------------------------------------------
Deferred tax assets:
 Other postretirement benefits....................................... $2.7 $ --
Deferred tax liabilities:
 Depreciation and other..............................................  2.7  1.7
                                                                      ---- ----
  Net deferred tax liabilities....................................... $ -- $1.7
                                                                      ==== ====

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
8. DEBT

   Debt outstanding at October 31 is summarized as follows:

                                                                1993      1992
- -------------------------------------------------------------------------------
Short-term bank borrowings................................. $   75.0  $     --
Bank revolving credit, at variable rates, due November
 1995......................................................    727.0     727.0
Senior term debt:
 Debentures:
  7 5/8%, due February 1993................................       --      60.0
  7 1/2%, due January 1994.................................     75.0      75.0
 Notes, medium-term, 9.35% to 9.75%, due 1994 to 1996......    222.5     261.5
 Unamortized discount......................................      (.3)      (.4)
                                                            --------  --------
   Total senior term debt..................................    297.2     396.1
                                                            --------  --------
Subordinated term debt:
 Debentures, 11.95%, due December 1995.....................    100.0     100.0
 Unamortized discount......................................       --      (5.1)
                                                            --------  --------
   Total subordinated term debt............................    100.0      94.9
                                                            --------  --------
    Total debt............................................. $1,199.2  $1,218.0
                                                            ========  ========

  Information regarding commercial paper and short-term bank borrowings is as follows:

                                                           1993    1992    1991
- --------------------------------------------------------------------------------
Aggregate obligations outstanding:
 Daily average........................................... $  .6  $ 56.2  $376.3
 Maximum month-end balance............................... $75.0  $203.3  $563.2
Weighted average interest rate:
 On average daily borrowing..............................   6.5%    5.5%    7.1%
 At October 31...........................................   6.5%     --     6.0%

   The weighted average interest rate on total debt was 6.6%, 7.6% and 8.7% in 1993, 1992 and 1991, respectively. At October 31, 1992, all of the Corpora-
tion's term debt was at a fixed rate of interest. The aggregate annual maturi-ties and required payments of debt are as follows: 1994, $80; 1995, $100; and 1996, $945.
   At October 31, 1993, the Corporation had $1,327 of committed credit facili-ties. These facilities consisted of a contractually committed bank revolving credit facility of $727 and a contractually committed retail notes receivable purchase facility of $600. In April 1993, the Corporation amended and restated
the credit and purchase facility agreements extending the maturity date of both facilities to November 15, 1995, and the restated credit facility granted secu-rity interests in substantially all of the Corporation's assets to the Corpora-tion's debtholders.
   Unused commitments under the credit and purchase facilities were $157, $75 of which was used as funding backup for the $75 short-term bank borrowings at October 31, 1993. The remaining $82 when combined with unrestricted cash and cash equivalents made $105 available to fund the general business purposes of the Corporation at October 31, 1993. Compensating cash balances are not re-
quired under the revolving credit facility, but commitment fees are paid on the unused portions of the bank revolving credit and retail notes receivable pur-chase facilities. The Corporation also pays a facility fee on the $600 retail notes receivable purchase facility.
   The Corporation has two wholly-owned subsidiaries, Navistar Financial Retail Receivables Corporation ("NFRRC") and Navistar Financial Securities Corporation ("NFSC"), which have a limited purpose of purchasing retail and wholesale re-ceivables, respectively, and transferring an undivided ownership interest in such notes to investors in exchange for pass-through notes and certificates.
These subsidiaries have limited recourse on the sold receivables and their as-sets are available to satisfy the claims of their creditors prior to such as-
sets becoming available to the Corporation or affiliated companies. At October
31, 1993, NFSC had in place a $300 revolving wholesale note sales trust provid-ing for the continuous sale of eligible wholesale notes on a daily basis. The sales trust is comprised of three $100 pools of notes maturing serially from
1997 to 1999. On September 16, 1993, NFRRC filed a shelf registration with the Securities and Exchange Commission providing for the issuance from time to time of $1,000 of asset-backed securities. On November 10, 1993, the Corporation sold $335 of retail notes through NFRRC to an owner
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
trust which, in turn, sold to investors $323 of notes and $12 of certificates. The net proceeds of $334 were used by the Corporation for general working capi-tal purposes and to establish a $25 reserve account with the trust.
   On November 16, 1993, the Corporation sold $100 of 8 7/8% Senior Subordi-nated Notes due 1998 and used the proceeds to redeem its 11.95% Subordinated Debentures due December 1995 on December 16, 1993. The Corporation also re-deemed its 7 1/2% Senior Debentures due January 1994 on December 15, 1993.

9. RETIREMENT BENEFITS

   The Corporation has a pension plan covering substantially all of its employ-ees. The plan is non-contributory and benefits are related to an employee's length of service and compensation rate.
   Funding of the plan is in compliance with the Employee Retirement Income Se-curity Act. For the plan year which ended during the current fiscal year, the funding obligation of the plan has been fulfilled. Plan assets are primarily invested in a dedicated portfolio of long-term fixed-income securities.
   In addition to providing pension benefits, the Corporation provides health care and life insurance for a majority of its retired employees. For most re-tirees, these benefits are defined by the terms of an agreement between Navistar and its employees, retirees and collective bargaining organizations which provides for postretirement health care and life insurance benefits ("the Plan"). The Plan, which was implemented on July 1, 1993, provides for cost sharing between Navistar and retirees in the form of premiums, co-payments and deductibles. A Base Program Trust was established to provide a vehicle for funding of the health care liability through Navistar contributions and retiree premiums. A separate independent Retiree Supplemental Benefit Program was also established to potentially reduce retiree premiums, co-payments and deductibles and provide additional benefits in the future. During 1993, the Corporation agreed to contribute $3.7 to the Supplemental Benefit Trust as its portion of the Navistar liability.

Pension Expense

   Net pension cost includes the following:

                                                               1993  1992  1991
- --------------------------------------------------------------------------------
Service cost-benefits earned during the period...............  $ .6  $ .6  $ .7
Interest cost on projected benefit obligation................   2.8   2.7   2.5
Return on assets--actual gain................................  (8.4) (2.8) (6.4)
       --deferred gain (loss)................................   5.2   (.3)  3.8
Other costs (including
 amortization of transition amount)..........................    .1    .3    .4
                                                               ----  ----  ----
  Net pension cost...........................................  $ .3  $ .5  $1.0
                                                               ====  ====  ====

   The unrecognized net obligation as of the transition date is being amortized on a straight-line basis over 15 years. The effect of plan amendments is amor-tized over the remaining average service life of active employees.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars

Pension Assets and Liabilities

   The plan's funded status and reconciliation to the Statement of Consolidated Financial Condition as of October 31 were as follows:

                                                               1993       1992
                                                  ------------------  --------
                                                      PLAN   ACCUMU-      Plan
                                                    ASSETS     LATED    Assets
                                                    EXCEED  BENEFITS    Exceed
                                                   ACCUMU-    EXCEED   Accumu-
                                                     LATED      PLAN     lated
                                                  BENEFITS    ASSETS  Benefits
- -------------------------------------------------------------------------------
Actuarial present value of:
 Vested benefits.................................   $(32.8)    $(1.9)   $(27.8)
 Non-vested benefits.............................     (2.4)      (.1)     (2.9)
                                                    ------     -----    ------
  Accumulated benefit obligation.................    (35.2)     (2.0)    (30.7)
 Effect of projected future compensation levels..     (3.5)       --      (3.0)
                                                    ------     -----    ------
   Total projected benefit obligation............    (38.7)     (2.0)    (33.7)
Plan assets at fair value........................     39.8        --      33.3
                                                    ------     -----    ------
 Funded status at October 31.....................      1.1      (2.0)      (.4)
Unrecognized net losses (gains)..................      (.8)       .2        .8
Unrecognized plan amendments.....................       .6        --        .7
Unrecognized net obligation as of transition
 date............................................       .2        --        .2
                                                    ------     -----    ------
   Net prepaid pension cost .....................   $  1.1     $(1.8)   $  1.3
                                                    ======     =====    ======

   For 1993 and 1992, the projected benefit obligation was determined using a discount rate of 6.7% and 8.1%, respectively, a projected long-term rate of compensation increase of 3.5% and 5.5%, respectively, and an assumed long-term rate of return on plan assets of 10.0%.

Postretirement Benefits Other Than Pensions

   During 1993, the Corporation adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", retroactive to November 1, 1992. SFAS 106 requires the accrual of the expected cost of providing postretirement benefits during employees' active service periods. The Corporation's previous practice was to charge the cost of these benefits against operations on a pay-as-you-go basis. The adoption of SFAS 106 does not affect cash flow, but it does change the timing of the recognition of costs. Under provisions of SFAS 106, prior years have not been restated.
   The Corporation elected to recognize the SFAS 106 transition obligation as a one-time non-cash charge to earnings. The cumulative effect of this change in accounting policy, as of November 1, 1992, was $8.8, net of income taxes of $5.4.
   The components of expense under SFAS 106 for postretirement benefits other than pensions that are included in the Statement of Consolidated Income and Re-tained Earnings for 1993 include the following:

Postretirement Benefits Other Than Pensions:                                1993
- --------------------------------------------------------------------------------
Service cost--benefits earned during the year..............................  $.3
Interest cost on the accumulated benefit obligation........................   .6
                                                                             ---
  Total cost of postretirement benefits other than pensions................  $.9
                                                                             ===

   Postretirement benefit cost charged to expense in the comparable periods in prior years was accounted for under the previous accounting policy and has not been restated.
   The components of the liability for postretirement benefits other than pen-sions as of October 31, 1993, were as follows:

Accumulated Postretirement Benefit Obligation:                               1993
- ---------------------------------------------------------------------------------
Retirees and their dependents............................................... $4.6
Active employees eligible to retire.........................................  1.3
Other active participants...................................................  2.7
                                                                             ----
Accumulated postretirement benefit obligation (APBO)........................  8.6
Plan assets at fair value...................................................  2.4
                                                                             ----
APBO in excess of plan assets...............................................  6.2
Unrecognized net loss.......................................................   .8
                                                                             ----
  Net liability recognized on the Statement of Consolidated Financial Condi-
   tion..................................................................... $5.4
                                                                             ====

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
   The discount rate used to determine the accumulated postretirement benefit obligation at October 31, 1993, was 7.5%, based on an estimated yield available on high-quality fixed income securities which could be purchased to effectively settle the obligation. As interest rates have declined, inflation rates and their effect on future health care cost trend rates have been contained and are experiencing a downward trend. Combined with internal containment programs and the government program on national health care, the period to reach an ultimate ongoing rate of increase may also shorten. For 1994, the weighted average rate of increase in the per capita cost of covered medical benefits is projected to be 10.5% for participants under the age of 65 and 8.5% for participants age 65 or over. The rate of increase for drugs is projected to be 11.5% for all par-ticipants. The rates decrease on an annual basis to 5.0% in the year 2002 and remain at that level each year thereafter. If the cost trend rate assumptions were increased by one percentage point for each year, the accumulated postretirement benefit obligation would increase by approximately $1.1 and the associated expense recognized for the year ended October 31, 1993 would in-crease by an estimated $.1.

10. LEASES

   The Corporation is obligated under noncancelable operating leases for the majority of its office facilities and equipment. These leases are generally re-newable and provide that property taxes and maintenance costs are to be paid by the lessee. At October 31, 1993, future minimum lease commitments under noncan-celable operating leases with remaining terms in excess of one year are as fol-lows:

Year Ended October 31,
- --------------------------------------------------------------------------------
1994....................................................................... $1.7
1995.......................................................................  1.5
1996.......................................................................  1.4
1997.......................................................................  1.3
1998.......................................................................  1.3
Thereafter.................................................................  2.6
                                                                            ----
 Total..................................................................... $9.8
                                                                            ====

11. SHAREOWNER'S EQUITY

   The number of authorized shares of capital stock as of October 31, 1993 and 1992 was 2,000,000 of which 1,600,000 shares were issued and outstanding. All of the issued and outstanding capital stock is owned by Transportation and no shares are reserved for officers and employees, or for options, warrants, con-versions and other rights. Effective with the decline in the Corporation's debt ratings in February 1992, ordinary dividends to Transportation are limited by the bank revolving credit agreement to 50% of cumulative net income measured quarterly beginning February 1, 1992. Under this provision at October 31, 1993, $2.0 was available for ordinary dividends to Transportation in the first quar-ter of fiscal 1994 or thereafter.
   As discussed in note 8, the Corporation amended and restated its credit fa-cility in April 1993. The restated credit facility permitted the Corporation to declare special dividends to Transportation in an aggregate amount not to ex-ceed $20 upon the effectiveness of a final settlement in the retiree health care litigation. The implementation of a settlement agreement on July 1, 1993 which restructured postretirement health care and life insurance benefits, as discussed in note 13, resulted in a $5 special dividend payment on July 31, 1993 and on September 24, 1993. At October 31, 1993, $10 was available for spe-cial dividends to Transportation.

12. FINANCIAL INSTRUMENTS

   During fiscal 1993, the Corporation adopted Statement of Financial Account-ing Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"). This statement requires disclosure of the fair value of financial instruments, whether recognized or not recognized in the Statement of Consoli-dated Financial Condition, for which it is practicable to estimate that value.
   The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

   The carrying amount approximates fair value.

Marketable Securities

   Fair value is estimated based on quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted mar-ket prices for similar financial instruments. The fair value of marketable se-curities held by insurance affiliates at
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars
October 31, 1993 is disclosed, as required, in note 4 and included below.

Finance Receivables

   The fair value of truck retail notes is estimated based on quoted market prices of similar receivables sold in conjunction with securitization transac-tions or in the principal-to-principal market, adjusted for differences in mar-ket conditions. For other retail notes, primarily variable-rate notes that reprice frequently, and for wholesale notes and retail and wholesale accounts, the carrying amounts approximate fair value.

Amounts Due from Sales of Receivables

   Fair values for holdbacks due from purchasers of retail notes and for excess servicing fees receivable are estimated by discounting the expected future cash flows at the Corporation's incremental borrowing rate.

Senior and Subordinated Debt

   For variable-rate borrowings under the bank revolving credit agreement that reprice frequently, the carrying amount approximates fair value. The fair val-ues of notes and debentures are estimated based on quoted market prices where available and, where not available, on quoted market prices of debt with simi-lar characteristics.

   The carrying amounts of financial instruments as reported in the Statement of Financial Condition and described in the various notes to the financial statements and their fair values at October 31, 1993 are as follows:

                                                              CARRYING     FAIR
                                                                AMOUNT    VALUE
- -------------------------------------------------------------------------------
Financial assets:
 Cash and cash equivalents................................... $   33.9 $   33.9
 Marketable securities.......................................    125.6    132.0
 Finance receivables:
  Truck retail notes.........................................    752.9    764.5
  Wholesale notes............................................    259.0    259.0
  Accounts...................................................    245.1    245.1
 Amounts due from sales of receivables.......................     75.5     81.1
Financing liabilities
 Senior and subordinated debt................................ $1,124.2 $1,138.0

13. LEGAL PROCEEDINGS

Retiree Health Care Litigation

   In July 1992, Navistar announced its decision to change its retiree health care benefit plans and concurrently filed a declaratory judgment class action lawsuit to confirm its right to change these benefits in the U.S. District Court for the Northern District of Illinois ("Illinois Court"). A countersuit was subsequently filed against Navistar by its unions in the U.S. District Court for the Southern District of Ohio. On October 16, 1992, Navistar withdrew its declaratory judgment action in the Illinois Court and began negotiations with the United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") to resolve issues affecting both retirees and employees. On De-cember 17, 1992, Navistar announced that a tentative agreement had been reached with the UAW on restructuring retiree health care and life insurance benefits ("the Settlement Agreement"). During the third quarter of fiscal 1993, all court, regulatory agency and shareowner approvals required to implement the Settlement Agreement concerning retiree health care benefit plans were ob-tained. The Settlement Agreement became effective and the restructured retiree health care and life insurance plan was implemented on July 1, 1993.

Vernon Klein Case

   In May 1993, a jury issued a verdict in favor of Vernon Klein Truck & Equip-ment, Inc. and against Transportation and the Corporation in the amount of $10.8 in compensatory damages and $15 in punitive damages. The amount of any potential liability is uncertain and Transportation and the Corporation believe that there are meritorious arguments for overturning or diminishing the verdict on appeal.

14. QUARTERLY FINANCIAL INFORMATION (unaudited)

   As discussed in note 1, during the third quarter of 1993, the Corporation adopted SFAS 106 and SFAS 109 retroactive to November 1, 1992. As required, the previously reported results for the first quarter of 1993 have been restated.
The effect of adopting these changes was not material to the financial results of the second quarter of 1993. Periods prior to November 1, 1992 are not re-quired to be restated for the accounting changes.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                   Notes to Consolidated Financial Statements

- --------------------------------------------------------------------------------

                              Millions of dollars

                                                         1993
                                        ----------------------------------------
                                        RESTATED
                                             1ST     2ND     3RD     4TH  FISCAL
                                         QUARTER QUARTER QUARTER QUARTER    YEAR
- --------------------------------------------------------------------------------
Revenues...............................    $58.8   $56.6   $53.4   $51.4  $220.2
Interest expense.......................     20.8    18.8    17.6    17.4    74.6
Provision for losses on receivables....       .9     1.1      .3     (.8)    1.5
Net income.............................       .9     8.8     5.2     7.6    22.5
                                                         1992
                                        ----------------------------------------
                                             1st     2nd     3rd     4th  Fiscal
                                         Quarter Quarter Quarter Quarter    Year
- --------------------------------------------------------------------------------
Revenues...............................    $61.7   $50.2   $55.9   $51.9  $219.7
Interest expense.......................     20.1    19.3    21.4    21.4    82.2
Provision for losses on receivables....      1.6      .8      .9      .3     3.6
Net income.............................     10.7     6.4     6.0     6.4    29.5

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                Statement of Financial Reporting Responsibility

- --------------------------------------------------------------------------------

   Management of Navistar Financial Corporation and its subsidiaries is respon-sible for the preparation and for the integrity and objectivity of the accompa-nying financial statements and other financial information in this report. The financial statements have been prepared in accordance with generally accepted accounting principles and include amounts that are based on management's esti-mates and judgments.
   The accompanying financial statements have been audited by Deloitte & Tou-che, independent auditors. Management has made available to Deloitte & Touche all the Corporation's financial records and related data, as well as the min-utes of Directors' meetings. Management believes that all representations made to Deloitte & Touche during its audit were valid and appropriate.
   Management is responsible for establishing and maintaining a system of in-ternal controls throughout its operations that provides reasonable assurance as to the integrity and reliability of the financial statements, the protection of assets from unauthorized use and the execution and recording of transactions in accordance with management's authorization. The system of internal controls which provides for appropriate division of responsibility is supported by writ-ten policies and procedures that are updated by management as necessary. The system is tested and evaluated regularly by the parent Company's internal audi-tors as well as by the independent auditors in connection with their annual au-dit of the financial statements. The independent auditors conduct their audit in accordance with generally accepted auditing standards and perform such tests of transactions and balances as they deem necessary. Management considers the recommendations of its internal auditors and independent auditors concerning the Corporation's system of internal controls and takes the necessary actions that are cost-effective in the circumstances to respond appropriately to the recommendations presented. Management believes that the Corporation's system of internal controls accomplishes the objectives set forth in the first sentence of this paragraph.

/s/ John J. Bongiorno
- ---------------------
John J. Bongiorno
President and Chief Executive Officer

/s/ Andrew C. Hill
- ------------------
Andrew C. Hill
Vice President and Controller
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                          Independent Auditors' Report

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Navistar Financial Corporation,
Its Directors and Shareowner:

   We have audited the accompanying statement of consolidated financial condi-tion of Navistar Financial Corporation and its subsidiaries as of October 31, 1993 and 1992, and the related statements of consolidated income and retained earnings and of consolidated cash flow for each of the three years in the pe-riod ended October 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

   In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Navistar Financial Corporation and its subsidiaries at October 31, 1993 and 1992, and the results of their operations and their cash flow for each of the three years in the pe-riod ended October 31, 1993 in conformity with generally accepted accounting principles.

   As discussed in Note 1, in accordance with the provisions of Statements of Financial Accounting Standards No. 106 and No. 109, effective November 1, 1992, the Corporation changed its methods of accounting for postretirement benefits other than pensions and for income taxes.

/s/ Deloitte & Touche
- ---------------------
Deloitte & Touche

December 1, 1993
Chicago, Illinois
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

- --------------------------------------------------------------------------------
RESULTS OF OPERATIONS
   Net income for 1993 was $23 million compared with $30 million and $33 mil-
lion in 1992 and 1991, respectively. The 1993 results included an after tax charge of $8.8 million for the cumulative effect of adopting new accounting standards for income taxes and postretirement benefits, as discussed in notes 7 and 9, respectively, to the Consolidated Financial Statements, and a $3.7 mil-lion pretax charge for the Corporation's portion of a contribution by Navistar which established a Supplemental Benefit Trust for retirees, as discussed in note 9 to the Consolidated Financial Statements. Excluding these special charges, the Corporation's pretax income for 1993 increased 14% over 1992 from the gains and the associated favorable impact on servicing expenses related to increased financing through sales of retail notes receivable and from lower losses on receivables. Earnings from the Corporation's insurance subsidiary,
Harco National Insurance Company ("Harco"), were considerably lower in 1993 as a result of higher losses in Harco's physical damage and liability insurance lines and lower earnings from investments. The Corporation's pretax income for 1992 decreased 13% from 1991 as a result of lower interest margins earned on the Corporation's finance receivables portfolio, partially offset by a lower provision for credit losses. Earnings for Harco in 1992 were equivalent to 1991 as higher earned premium revenue and increased investment income were offset by increased losses on liability insurance and higher sales commissions to general agents. The more significant elements of revenue and expense impacting net in-come for these years are discussed in the following paragraphs.
   Total revenues for 1993 were unchanged from 1992 and slightly less than
1991. Although revenue from retail note and lease financing was consistent with this trend, a greater portion of 1993 revenue came from gains on retail note sales which increased to $15 million from $6 million in 1992 and $5 million in 1991. Revenue from owned retail notes decreased a similar amount in 1993 as a result of lower average balances, related to the higher volume of note sales, and a decline in average portfolio yield. Portfolio yield dropped during 1993 as liquidations of older higher yielding notes were replaced with acquisitions at lower current interest rates. Retail note and lease financing revenue de-creased in 1992 from 1991 as a result of a decline in average portfolio yield.
   Wholesale note revenue increased 14% in 1993 to $32 million as a result of higher average note balances in support of increased demand for Transportation truck products. Average wholesale note balances in 1992 were equivalent to
1991. In December 1990, the Corporation sold $300 million of wholesale notes to a revolving sales trust. This revolving wholesale arrangement provides for the continuous sale of notes by the Corporation on a daily basis. Gains on whole-
sale notes sold to the trust do not vary significantly from year to year.
   Revenue from accounts increased 20% in 1993 to $18 million slightly below the 1991 level. The increase in 1993 from 1992 resulted from higher average balances, which increased to $251 million in 1993 compared to $193 million in both 1992 and 1991. The decrease in account revenue in 1992 from 1991 resulted from a decline in average yield related to decreases in the prime rate.
   Insurance premiums earned by Harco decreased 5% to $57 million in 1993 after a 15% increase in 1992 over 1991. The decrease in 1993 reflects a reduction in written premiums in response to recent loss experience and increased competi-tion. The increase in 1992 was the result of increased coverage written through Harco's independent insurance agency network which includes over 1,000 agents nationwide. Harco's investment income decreased to $9 million in 1993 compared with $13 million in 1992 and $10 million in 1991. The decrease in 1993 resulted from lower realized gains on sales of marketable securities caused by the sta-bilization of interest rates during 1993 and a decline in the yield on invest-ments resulting from the lower market interest rates available on new invest-ments. The increase in 1992 resulted from realized gains on sales of invest-ments.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

- --------------------------------------------------------------------------------

   Interest expense decreased 9% in 1993 to $75 million after a similar per-centage decrease in 1992 from a level of $90 million in 1991. The decreases in interest expense in 1993 and 1992 primarily reflect the effect of lower inter-est rates. In 1993, average debt balances returned to their 1991 level after a decline in 1992 coincident with finance receivable balances. The ratio of debt to equity was 5.5:1 at October 31, 1993 and 1992 and 5.1:1 at October 31, 1991.
   On July 1, 1993, Navistar implemented a restructured retiree health care and life insurance plan ("the Plan"), as discussed in notes 9 and 13 to the Consol-idated Financial Statements. As part of the Plan, Navistar contributed $300 million to pre-fund Plan benefit liabilities and common stock valued at $513 million to a Supplemental Benefit Trust to help pay for Plan benefits in the future. The Corporation recognized $3.7 million of expense as its portion of the Supplemental Benefit Trust contribution.
   The provision for losses on receivables decreased to $1.5 million in 1993 from $3.6 million in 1992 and $5.8 million in 1991, reflecting lower losses on retail and wholesale notes. Finance receivables are written off against the al-lowance for losses as soon as they are determined to be uncollectible based on a review of each problem obligor. Truck note write-offs, including those on sold notes, totaled $.7 million in 1993, $3.2 million in 1992, and $5.8 million in 1991. At October 31, 1993, the Corporation's allowance for losses equaled .69% of net financing receivables, including sold receivables, compared with .77% and .75% as of October 31, 1992 and 1991, respectively. The allowance is maintained at a level which management considers appropriate in relation to the outstanding receivables balance, taking into consideration loss experience, current economic conditions and other factors.
   Insurance claims and underwriting expense increased to $65 million in 1993 from $62 million and $51 million in 1992 and 1991, respectively. The increased expenses in 1993 resulted from increased losses sustained in Harco's truck physical damage and liability insurance lines. The increase in 1992 resulted from the higher level of activity associated with the higher premium volume as well as adverse truck liability loss experience. Insurance underwriting expense increased $.3 million and $2.2 million in 1993 and 1992, respectively, primar-ily as a result of increased commission costs associated with higher volumes of premiums written through general agents in 1992.

LIQUIDITY AND FUNDS MANAGEMENT
   The Corporation's operations are substantially dependent upon the production and sale of Transportation's truck products. Navistar Financial has tradition-ally obtained the cash to provide financing to Transportation and its customers from commercial paper, short- and long-term bank borrowings, medium- and long-term debt issues, sales of receivables and equity capital. Recently, the debt ratings of the Corporation, detailed below, have made bank borrowings and sales of finance receivables the most economical sources of cash. The Corporation's insurance operations generate their funds through internal operations and have no external borrowings.
   During 1993, the Corporation supplied 90% of the wholesale financing of new trucks sold to Transportation's dealers, compared with 89% for 1992 and 1991. Gross acquisitions of retail notes and leases increased 15% to $898 million in 1993 after a 4% increase to $778 million in 1992 from $747 million in 1991. The higher levels of acquisitions reflect increased sales by Transportation, espe-cially of heavy trucks, and an increase in the Corporation's share of the re-
tail financing of new trucks manufactured by Transportation and sold in the
United States to 15.3% in 1993 from 13.7% in 1992 and 13.1% in 1991. Net fi-
nance receivables increased to $1,324 million at October 31, 1993 from $1,291 million and $1,163 million at October 31, 1992 and 1991, respectively. The Cor-poration sold $576 million of retail notes in 1993 compared with $209 million in 1992, and $220 million in 1991. Since December 1990, the Corporation has utilized a $300 million revolving wholesale note sales trust providing for the continuous sale of eligible wholesale notes on a daily basis. The sales trust sold three $100 million tranches of floating rate pass-through certificates, maturing serially from 1997 to 1999, to the public. No significant change from the current level of financing support for Transportation truck product sales is anticipated by the Corporation.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

- --------------------------------------------------------------------------------
   At October 31, 1993, the Corporation had a contractually committed bank re-volving credit facility of $727 million and a contractually committed retail notes receivable purchase facility of $600 million. In April 1993, the Corpora-tion amended and restated the credit and purchase facility agreements extending the maturity date of both facilities to November 15, 1995. The restated credit facility granted security interests in substantially all of the Corporation's assets to the Corporation's debtholders and permitted special dividends of $20 million upon the effectiveness of a final settlement in Navistar's retiree health care litigation. The implementation of the Settlement Agreement on July
1, 1993, as discussed in note 13 to the Consolidated Financial Statements, re-sulted in special dividend payments of $5 million on July 31, 1993 and on Sep-tember 24, 1993. At October 31, 1993, $10 million was available for special dividends to Transportation.
   At October 31, 1993, the unused commitment under the receivable purchase fa-cility was $157 million, $75 million of which provided funding backup for the
$75 million short-term bank borrowings at October 31, 1993. The remaining $82 million when combined with unrestricted cash and cash equivalents made $105 million available to fund the general business purposes of the Corporation. The bank revolving credit facility was fully utilized at October 31, 1993.
   In October 1993, ratings on the Corporation's debt were reviewed by Standard and Poor's Corporation ("Standard and Poor's") and Moody's Investors Service,
Inc. ("Moody's"). Standard and Poor's raised its ratings for the Corporation's debt from B- to BB for senior debt and from CCC to B+ for subordinated debt. Moody's confirmed their previous ratings of Ba3 for senior debt and B2 for sub-ordinated debt. In November 1993, Duff & Phelps confirmed their debt ratings of BB+ for senior debt and BB for subordinated debt. The Corporation's commercial paper is rated "not prime" by Moody's.
   During 1992, ratings on the Corporation's debt were lowered by Moody's, Standard and Poor's and Duff & Phelps. After the reduction in credit ratings, the Corporation's commercial paper and uncommitted bank borrowings were refi-nanced at maturity with borrowings from the Corporation's revolving bank line of credit. At October 31, 1993 there were $75 million of short-term bank borrowings outstanding compared with no outstanding commercial paper or short-term bank borrowings at October 31, 1992. The changes in credit ratings did not impact the Corporation's ability to sell retail notes through its receivables purchase facility or through asset-backed transactions in the public and pri-
vate markets.
   On November 10, 1993, the Corporation sold $335 million of retail notes re-ceivable through its special purpose subsidiary, Navistar Financial Retail Re-ceivables Corporation, to an owner trust which, in turn, sold interests in the notes to investors in exchange for fixed rate notes and certificates. This sale of retail notes, pursuant to a $1 billion shelf registration filed with the Se-curities and Exchange Commission in September 1993, netted the Corporation pro-ceeds of $334 million, of which $25 million was used to establish a cash re-
serve account for the trust and the remainder reduced bank revolver draw downs.
On November 16, 1993, the Corporation sold $100 million of 8 7/8% Senior Subor-dinated Notes due 1998 to the public. On December 16, 1993, the net proceeds from the 8 7/8% subordinated issue were used to redeem the Corporation's 11.95% Subordinated Debentures due December 1995.
   The Corporation manages sensitivity to interest rate changes by funding floating rate assets with floating rate debt, primarily borrowings under the bank revolving credit agreement, and fixed rate assets with fixed rate debt, equity and floating rate debt. Management has limited the amount of fixed rate assets funded with floating rate debt by selling retail receivables on a fixed rate basis.
   Management believes that collections on the outstanding receivables portfo-
lio plus cash available from the Corporation's various funding sources will permit Navistar Financial to meet the financing requirements of Transporta-
tion's dealers and retail customers through 1994 and beyond.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

- --------------------------------------------------------------------------------
   In addition to the $10 million special dividend paid by the Corporation to Transportation during 1993, the Corporation paid ordinary cash dividends to Transportation of $13 million, compared with $16 million and $74 million in 1992 and 1991, respectively. Effective with the decline in the Corporation's debt ratings in 1992, ordinary dividends to Transportation are limited by the bank revolving credit agreement to 50% of cumulative net income measured quar-terly from February 1, 1992. At October 31, 1993, $2 million was available for regular dividend to Transportation in the first quarter of fiscal 1994 or thereafter. Dividends in 1991 included a special dividend of $40 million paid in January 1991 with proceeds received from the sale of wholesale notes re-flecting the lower funding level required to support a lower average owned fi-nance receivables balance. The Corporation's debt to equity ratio was 5.5:1, at October 31, 1993 and 1992 and 5.1:1 at October 31, 1991.

ACCOUNTING STANDARDS
   In December 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 113, "Accounting and Reporting
for Reinsurance of Short-Duration and Long-Duration Contracts" ("SFAS 113"),
which is applicable to the Corporation's wholly-owned insurance subsidiary,
Harco National Insurance Company. This statement eliminates the practice of re-porting liabilities relating to reinsured contracts net of the effects of rein-surance. It requires reinsurance receivables (including amounts related to un-paid insurance claims) and prepaid reinsurance premiums to be reported as as-sets. This statement will be adopted in fiscal year
1994. The Corporation has not yet determined the impact of SFAS 113 on the fi-nancial statements.
   In May 1993, the FASB issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). This statement establishes financial accounting and reporting standards for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Upon adoption of SFAS 115, the Cor-poration's Statement of Financial Condition classification of cash equivalents and marketable securities will not change and the requirements of SFAS 115 will be met through revised footnote disclosure. The effective date for this new standard is for fiscal years beginning after December 15, 1993, or fiscal 1995 for the Corporation. The Corporation has not yet determined the impact on the financial statements nor when it will adopt SFAS 115.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

               Five Year Summary of Financial and Operating Data

- --------------------------------------------------------------------------------

                           Dollar amounts in millions

                                  1993      1992      1991      1990      1989
- -------------------------------------------------------------------------------
REVENUES AND NET INCOME RE-
 TAINED
 Revenues.................... $  220.2  $  219.7  $  227.4  $  240.7  $  248.1
                              --------  --------  --------  --------  --------
 Provision for losses on re-
  ceivables..................      1.5       3.6       5.8       3.5       4.1
 Interest expense............     74.6      82.2      90.3     110.1     115.2
 Other charges, net..........     95.1      87.5      78.1      71.7      72.2
 Taxes on income.............     17.7      16.9      20.2      20.4      20.4
 Cumulative effect of changes
  in accounting policy, net
  of income taxes............      8.8        --        --        --        --
                              --------  --------  --------  --------  --------
 Net income..................     22.5      29.5      33.0      35.0      36.2
 Dividends paid..............     22.6      16.0      74.0      33.0      80.0
                              --------  --------  --------  --------  --------
 Net income retained......... $    (.1) $   13.5  $  (41.0) $    2.0  $  (43.8)
                              ========  ========  ========  ========  ========
 Percent of net income to av-
  erage
  shareowner's equity........     10.3%     13.8%     15.0%     13.6%     11.9%
ASSETS AT END OF YEAR
 Cash and cash equivalents... $   33.9  $   79.2  $   16.0  $   11.1  $   15.6
 Marketable securities.......    125.6     130.5     119.1     103.3      90.3
 Finance receivables:
  Retail notes and lease fi-
   nancing...................    810.8     951.7     902.8     817.5     830.0
  Wholesale notes............    259.0     128.0      84.3     401.4     411.1
  Accounts...................    245.1     204.3     162.9     202.7     179.5
  Other notes................     20.6      19.2      25.2      24.5      29.2
                              --------  --------  --------  --------  --------
   Total.....................  1,335.5   1,303.2   1,175.2   1,446.1   1,449.8
  Allowance for losses.......    (12.0)    (12.4)    (11.7)    (11.7)    (10.4)
                              --------  --------  --------  --------  --------
   Finance receivables, net..  1,323.5   1,290.8   1,163.5   1,434.4   1,439.4
 Other assets................    142.2     108.2     149.5     131.6     113.8
                              --------  --------  --------  --------  --------
   Total assets.............. $1,625.2  $1,608.7  $1,448.1  $1,680.4  $1,659.1
                              ========  ========  ========  ========  ========
LIABILITIES AND SHAREOWNER'S
 EQUITY AT END OF YEAR
 Commercial paper............ $     --  $     --  $  143.8  $  558.1  $  720.0
 Short-term bank borrowings..     75.0        --      40.0      70.0     185.1
 Bank revolving credit.......    727.0     727.0     220.0        --        --
 Medium-term notes...........    222.2     261.1     419.4     342.3      55.0
 Long-term notes and deben-
  tures......................     75.0     135.0     135.0     184.9     184.9
 Subordinated debt...........    100.0      94.9      93.7      92.6      91.7
                              --------  --------  --------  --------  --------
   Total debt................  1,199.2   1,218.0   1,051.9   1,247.9   1,236.7
 Other liabilities...........    206.6     171.2     190.2     185.5     177.4
 Shareowner's equity.........    219.4     219.5     206.0     247.0     245.0
                              --------  --------  --------  --------  --------
   Total liabilities and
    shareowner's equity...... $1,625.2  $1,608.7  $1,448.1  $1,680.4  $1,659.1
                              ========  ========  ========  ========  ========
 Debt to equity ratio........    5.5:1     5.5:1     5.1:1     5.1:1     5.0:1
 Senior debt to capital funds
  ratio......................    3.4:1     3.6:1     3.2:1     3.4:1     3.4:1

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

               Five Year Summary of Financial and Operating Data

- --------------------------------------------------------------------------------

GROSS FINANCE RECEIVABLES AND LEASES ACQUIRED

- --------------------------------------------------------------------------------
Dollar amounts in millions              1993     1992     1991     1990     1989
- --------------------------------------------------------------------------------
Wholesale notes.................... $1,977.6 $1,547.7 $1,461.0 $1,601.4 $1,689.6
Retail notes and leases:
 New...............................    730.0    591.8    554.4    512.6    599.0
 Used..............................    168.4    185.9    192.8    189.7    191.3
                                    -------- -------- -------- -------- --------
  Total............................    898.4    777.7    747.2    702.3    790.3
                                    -------- -------- -------- -------- --------
 Total............................. $2,876.0 $2,325.4 $2,208.2 $2,303.7 $2,479.9
                                    ======== ======== ======== ======== ========

- --------------------------------------------------------------------------------

ANALYSIS OF FINANCE RETAIL NOTES ACQUIRED
- --------------------------------------------------------------------------------

                                                          Down
                                                        Payment
                                                          as a
                                                        Percent
                                             Average       of
                                           Contractual   Retail      Average
                                             Term in     Sales       Monthly
                                              Months     Price     Installment
                                           ------------ ---------  -----------
                                 Number of
Year                                 Units   New   Used New  Used     New Used
- ------------------------------------------------------------------------------
1993............................    15,879    53     34 6.2% 17.0% $1,248 $786
1992............................    14,227    52     35 6.6  14.1   1,239  845
1991............................    13,768    52     37 7.2  13.5   1,286  875
1990............................    13,950    53     37 8.8  16.5   1,327  766
1989............................    15,380    53     37 8.2  17.9   1,264  777

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

               Five Year Summary of Financial and Operating Data

- --------------------------------------------------------------------------------

                           Dollar amounts in millions

ANALYSIS OF GROSS RETAIL NOTES AND LEASE FINANCING WITH INSTALLMENTS PAST DUE OVER 60 DAYS

- --------------------------------------------------------------------------------
At October 31                                      1993  1992  1991  1990  1989
- --------------------------------------------------------------------------------
Original amount of notes and leases............... $2.6  $4.3  $3.9  $6.1  $4.8
Balance of notes and leases.......................   .7   2.1   1.9   3.9   3.1
 Balance as a percent of total outstanding........  .08%  .19%  .18%  .40%  .32%

- --------------------------------------------------------------------------------

ANALYSIS OF REPOSSESSIONS

- --------------------------------------------------------------------------------
                                           1993    1992    1991    1990    1989
- --------------------------------------------------------------------------------
Balance beginning of year............... $  5.5  $ 11.6  $ 12.2  $ 10.1  $  6.1
Acquisitions............................   21.5    32.7    43.1    53.1    25.7
Dispositions............................  (25.2)  (38.8)  (43.7)  (51.0)  (21.7)
                                         ------  ------  ------  ------  ------
 Balance end of year.................... $  1.8  $  5.5  $ 11.6  $ 12.2  $ 10.1
                                         ======  ======  ======  ======  ======

   Repossessions are recorded at the lower of book value or the realizable value of the equipment. Costs of reconditioning are charged to individual re-possessions.

- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

               Five Year Summary of Financial and Operating Data

- --------------------------------------------------------------------------------

                           Dollar amounts in millions
ANALYSIS OF LOSS EXPERIENCE

- -------------------------------------------------------------------------------
                                                 1993   1992  1991  1990  1989
- -------------------------------------------------------------------------------
Net losses (recoveries):
 Retail notes and leases.......................  $(.1)  $2.4  $3.0  $2.0  $2.3
 Wholesale notes...............................    .8     .8   2.8    .4    .3
                                                 ----   ----  ----  ----  ----
  Total........................................  $ .7   $3.2  $5.8  $2.4  $2.6
                                                 ====   ====  ====  ====  ====
Percent net losses (recoveries) to liquida-
 tions:
 Retail notes and leases.......................  (.01)%  .27%  .41%  .26%  .34%
 Wholesale notes...............................   .04    .06   .19   .03   .02
  Total........................................   .03%   .13%  .26%  .10%  .11%
Percent net losses to related average gross re-
 ceivables outstanding:
 Retail notes and leases.......................    --%   .17%  .21%  .13%  .16%
 Wholesale notes...............................   .16    .20   .66   .10   .07
  Total........................................   .03%   .16%  .29%  .11%  .13%

Includes loss experience on sold notes.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                             Directors and Officers

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
BOARD OF DIRECTORS

JOHN J. BONGIORNO
President and Chief Executive
Officer
Navistar Financial Corporation
and
Group Vice President--General
Manager,
 Financial Services
Navistar International Trans-
portation Corp.

R. WAYNE CAIN
Vice President and Treasurer
Navistar Financial Corporation

JAMES C. COTTING
Chairman of the Board and
 Chief Executive Officer
Navistar International Corpora-
tion and
Navistar International Trans-
portation Corp.

ANDREW C. HILL
Vice President and Controller
Navistar Financial Corporation

JOHN R. HORNE
President and Chief Operating
Officer
Navistar International Corpora-
tion and
Navistar International Trans-
portation Corp.

THOMAS M. HOUGH
Vice President and Treasurer
Navistar International Corpora-
tion and
Navistar International Trans-
portation Corp.

ROBERT C. LANNERT
Executive Vice President and
 Chief Financial Officer
Navistar International Corpora-
tion and
Navistar International Trans-
portation Corp.

ROBERT I. MORRISON
Vice President and Controller
Navistar International Corpora-
tion and
Navistar International Trans-
portation Corp.

THOMAS D. SILVER
Executive Vice President, Oper-
ations
Harco National Insurance Com-
pany
OFFICERS

JOHN J. BONGIORNO
President and Chief Executive
Officer

R. WAYNE CAIN
Vice President and Treasurer

ANDREW C. HILL
Vice President and Controller

LOREN C. BUNTROCK
Vice President, Field Opera-
tions

RONALD E. DIETZ
Vice President, Credit

DELBERT E. HARRISON
Vice President, Human Resources

WILLIAM W. JONES
General Counsel

GREGORY LENNES
Secretary
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                           Information for Investors

- --------------------------------------------------------------------------------

   Navistar Financial Corporation's publicly held debentures are traded on the New York Stock Exchange and quoted as "NavFin" in bond table listings in daily newspapers.

   A copy of the Corporation's 1993 Annual Report to the Securities and Ex-
change Commission on Form 10-K is available, without charge, upon written re-quest to the Corporate Treasurer, 2850 West Golf Road, Rolling Meadows, IL
60008.
- --------------------------------------------------------------------------------

                NAVISTAR FINANCIAL CORPORATION AND SUBSIDIARIES
- --------------------------------------------------------------------------------

                                Office Locations

- --------------------------------------------------------------------------------
ATLANTA, GEORGIA
3350 Northlake Parkway
Atlanta, GA 30345
Telephone: (404) 621-2700

COLUMBUS, OHIO
2500 Corporate Exchange Drive, Suite 340
Columbus, OH 43231-0325
Telephone: (614) 890-8000

PLANO, TEXAS
500 North Central Expressway
Suite 450
Plano, TX 75074
Telephone: (214) 881-3400

MT. LAUREL, NEW JERSEY
1000 Atrium Way, Suite 300
Mt. Laurel, NJ 08054
Telephone: (609) 778-3456

ROLLING MEADOWS, ILLINOIS
2850 West Golf Road
Rolling Meadows, IL 60008
Telephone: (708) 734-4500

SAN RAMON, CALIFORNIA
2682 Bishop Drive, Suite 121
San Ramon, CA 94583
Telephone: (510) 830-2241
- --------------------------------------------------------------------------------

Navistar Financial Corporation
2850 West Golf Road
Rolling Meadows, Illinois 60008                        FH-1001 Litho in U.S.A.

                            GRAPHICS APPENDIX LIST


A bar graph comparing Truck Receivables Serviced for Years 1991, 1992 and 1993 appears on Page 3.

A bar graph comparing Insurance Premiums Written and Earned for Years 1991, 1992 and 1993 appears on Page 4.

A photo of John J. Bongiorno, President and Chief Executive Officer, appears below his name on Page 4.